Exhibit 107

Calculation of Filing Fee Tables
F-3
(Form Type)
AMRYT PHARMA PLC
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Ordinary shares, nominal value £0.06 per share (1)	457(o)	(2)(3)(4)	(5)	$150,000,000	0.0000927	$13,905
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts					$150,000,000		$13,905
	Total Fees Previously Paid							N/A
	Total Fees Offsets							N/A
	Net Fee Due							$13,905

(1) These ordinary shares will be represented by American Depositary Shares (“ADSs”), each of which represents five ordinary shares of the registrant. ADSs issuable on deposit of the ordinary shares registered hereby have been registered pursuant to a separate registration statement on Form F-6 (File No. 333-233844).
(2) The securities registered hereunder include such indeterminate number of ordinary shares represented by ADSs, as may be sold from time to time by the registrant. There are also being registered hereunder an indeterminate number of ordinary shares represented by ADSs as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance.
(3) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement shall also cover any additional shares of the registrant’s securities that become issuable by reason of any stock splits, stock dividend or similar transaction.
(4) Includes rights to acquire ordinary shares represented by ADSs of the registrant under any shareholder rights plan then in effect, if applicable under the terms of any such plan.
(5) The proposed maximum offering price per ordinary share represented by an ADS will be determined from time to time by the registrant in connection with the issuance by the registrant of the ADSs registered hereunder.